Exhibit 2.2

EXECUTION VERSION

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT (this “Amendment”), dated as of May 31, 2011, to the Agreement and Plan of Merger, dated as of April 12, 2011 (the “Agreement”), is by and among B-Corp Holdings, Inc. a Delaware corporation (“Parent”), B-Corp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, LY BTI Holdings Corp., a Delaware corporation (the “Company”) and Lightyear Capital LLC, a Delaware limited liability company, solely in its capacity as Stockholder Representative (the “Stockholder Representative”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 8.3 of the Agreement, this Amendment requires the written consent of Parent, the Company and the Stockholder Representative; and

WHEREAS, Parent, the Company and the Stockholder Representative desire to enter into this Amendment for the purpose of amending the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to the Agreement. The term “Contribution Agreement” as used in the Agreement shall refer to the Amended and Restated Contribution Agreement dated as of the date hereof in the form attached as Exhibit A hereto.

2. Direction. With respect to any amounts owed to BakerCorp, a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“BakerCorp”), by the Facility Lenders upon the final determination on or after the date hereof of breakage fees incurred in connection with the termination of the Senior Facility (the “Overpayment Amount”), Parent hereby agrees that it shall authorize, direct and instruct Canadian Imperial Bank of Commerce, as agent for the Facility Lenders, to pay the Overpayment Amount directly to the Paying Agent for the benefit of the record holders of shares representing the Company common stock (other than the Contributors with respect to their Contributed Shares) and options (other than with respect to the Contributed Options), to be distributed in accordance with the Paying Agent Agreement.

3. Acknowledgement. Notwithstanding anything in the Merger Agreement to the contrary, the parties hereto hereby acknowledge and agree that the Closing Date Statement delivered by the Company to Parent on May 27, 2011 shall for all purposes be deemed the “Closing Date Statement” contemplated by Section 2.7(b) of the Merger Agreement.

4. Amendment. This Amendment may only be amended, modified, waived or supplemented in the same manner as the Agreement may be amended, modified, waived or supplemented pursuant to Section 8.3 of the Agreement.

5. Successor or Assigns. This Amendment is binding on and inures to the benefit of the parties hereto and their respective successors and permitted assigns under the Agreement.

6. Agreement Affirmed. Except as expressly modified and superseded by this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Agreement.

7. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed, sealed and delivered through their respective authorized signatories the day and year first above written.

B-CORP HOLDINGS, INC.

By:	/s/ Richard Carey
Name:	Richard Carey
Title:	President, Chief Executive Officer & Secretary

LIGHTYEAR CAPITAL LLC, solely in its capacity as Stockholder Representative

By:	/s/ Timothy Kacani
Name:	Timothy Kacani
Title:	Chief Financial Officer

LY BTI HOLDINGS CORP.

By:	/s/ Bryan Livingston
Name:	Bryan Livingston
Title:	Vice President

[Signature Page to Amendment to Agreement and Plan of Merger]

EXHIBIT A

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

EXECUTION COPY

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 31, 2011, is by and among B-Corp Holdings, Inc., a Delaware corporation (“Issuer”), and the parties set forth on Annex A hereto (each, an “Investor”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the execution and delivery of this Agreement by Issuer and the Investors is related to the merger of B-Corp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Issuer (“Merger Sub”), with and into LY BTI Holdings Corp., a Delaware corporation (as such name is amended after the date hereof, “Target”), pursuant to the Agreement and Plan of Merger, dated as of April 12, 2011 (the “Merger Agreement”), by and among Issuer, Merger Sub, Target and Lightyear Capital LLC, solely in its capacity as stockholder representative, whereby Target will survive as a wholly owned subsidiary of Issuer.

WHEREAS, Issuer and the Investors are parties to a Contribution Agreement dated as of April 12, 2011 (the “Contribution Agreement”).

WHEREAS, Issuer and the Investors desire to amend and restate the Contribution Agreement in its entirety as set forth herein.

WHEREAS, on the terms and subject to the conditions contained in this Agreement, (i) each Investor desires to contribute, transfer and assign to Issuer all of its right, title and interest in and to (A) such number of shares (the “Target Shares”) of common stock, par value $0.01 per share, of Target as more fully set forth herein and/or (B) options with respect to Target Shares (“Target Options”), in exchange for Issuer’s issuance to such Investor of (x) in the case of an exchange of Target Shares, that number of shares (the “Shares”) of common stock, par value $0.01 per share, of Issuer (the “Common Stock”), as more fully set forth herein (a “Share Exchange”) and (B) in the case of an exchange of Target Options, that number of options with respect to the Common Stock (“Options”) and at an exercise price as more fully set forth herein (an “Option Exchange” and, together with the Share Exchange, the “Exchange”) and (ii) Issuer desires to accept, immediately prior to the Effective Time, the Target Shares and/or Target Options, as applicable, from such Investor and issue the Shares and/or Options, as applicable, to such Investor, as more fully set forth herein.

WHEREAS, it is intended that the transactions contemplated by this Agreement be governed by Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Issuer and each Investor hereby agree as follows:

ARTICLE I

CONTRIBUTION OF TARGET SHARES

1.1. If an Investor is electing to effect a Share Exchange, upon the terms and subject to the conditions set forth herein and immediately prior to the Effective Time, (a) (X) such Investor hereby agrees to contribute, transfer and assign to Issuer all of its right, title and interest in and to such number of Target Shares as specified on Annex B hereto (the aggregate value of the Target Shares based on the Closing Date Payment with respect to each such Investor, the “Share Contribution Amount”) in exchange for (Y) Issuer’s issuance to each Investor of that number of shares of Common Stock as is equal to such Investor’s Share Contribution Amount divided by the per share price payable by the Funding Parties for the Common Stock and (b) Issuer hereby agrees to issue the Shares to the Investor in the amount as described in clause (a) above.

1.2. If an Investor is electing to effect an Option Exchange, (a) such Investor hereby agrees to contribute, transfer and assign to issuer all of its right, title, and interest in and to such Target Options specified on Annex B hereto in exchange for Options with respect to a number of Shares and at an exercise price as determined in the manner set forth in Section 2.4(b) of the Merger Agreement and (b) Issuer hereby agrees to issue the Options to the Investor as described in clause (a) above.

1.3. Each Investor agrees that the value of the Target Shares and Target Options contributed by him or her shall be at least in the amount calculated as set forth next to his or her name on Annex A hereto.

1.4. By executing and delivering this Agreement, (i) as a condition to the issuance of Shares to an Investor, the Investor agrees to be bound by and become a party to, as a “Management Stockholder” (as such term is defined therein), that certain Stockholders’ Agreement, among Issuer and the other signatories thereto and (ii) as a condition to the issuance of Options to the Investor, the Investor agrees to be bound by and become a party to, as an Optionee (as such term is defined therein), that certain Form of Senior Management Rollover Stock Option Agreement with the Issuer, a form of which has been provided to the Investor.

1.5. By executing and delivering this Agreement, each Investor hereby releases, effective as of the Effective Time, on its own behalf and on behalf of its successors and assigns, the Issuer and its respective affiliates, directors, officers, employees, partners, members, agents, advisors and representatives, and their respective successors and assigns, from any and all claims, actions, causes of action, suits, damages, judgments, expenses, demands and other obligations or liabilities, whatsoever, in law or in equity of such Investor, as a result of such Investor’s ownership of Target Shares and/or Target Options subject to this Article I and the contribution of such Target Shares and/or Target Options pursuant to this Agreement, including, but not limited to, (a) any claim based on the allocation of the Merger Consideration or the method pursuant to which options are exchanged, in each case as described in the Merger Agreement and (b) any rights the undersigned may have under the Management Stockholders’ Agreement, dated as of October 9, 2005, by and among Company and the other stockholder parties thereto, as amended; provided, that the foregoing shall not release Issuer from its obligation to issue shares of Common Stock as described in this Article I and (c) any rights pursuant to any plan or agreement under which Target Options were granted.

1.6. By executing and delivering this Contribution Agreement, effective as of the Effective Time and thereafter as provided in the attached Annex D, the Issuer hereby agrees to provide each Investor with the management arrangements, including with respect to rollover equity, securityholder rights, and employment agreements, in each case, as set forth on the “Bakercorp Management Arrangements Binding Term Sheet” attached as Annex D.

ARTICLE II

CLOSING

2.1. The closing of the Exchange (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP located at One New York Plaza, New York, New York 10004 contemporaneously with the consummation of the Acquisition pursuant to the Merger Agreement. This Agreement and the respective rights and obligations of the parties hereunder shall terminate immediately and without any further action of such parties upon the earlier of (x) the termination of the Merger Agreement in accordance with its terms and (y) November 4, 2011. At or prior to the Closing, (i) each Investor shall deliver the original certificate(s) representing the Target Shares, together with duly executed stock power, or if an Investor owns uncertificated Target Shares, such Investor is deemed to have delivered such uncertificated Target Shares to Issuer c/o Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 Attention: Robert Schwenkel & Christopher Ewan and (ii) Issuer shall deliver an original stock certificate representing the Shares to Investor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to each Investor as follows:

3.1. Organization; Authorization. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action and has been duly and validly executed and delivered by Issuer and constitutes the valid and binding obligation of Issuer, enforceable against it in accordance with its terms.

3.2. Non-Contravention. Except for applicable filings under federal and state securities laws, the execution and delivery of this Agreement by Issuer and the consummation of the transactions contemplated hereby or thereby do not require Issuer to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a breach or violation of, or a default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which Issuer is a party or by which its property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

3.3. Issuance of Shares. Upon issuance of the Shares to each Investor at the Closing, such Shares will represent duly authorized, validly issued, fully paid and non-assessable shares of Common Stock free of preemptive rights and such Investor shall be the record owner of such Shares.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF INVESTOR

Each Investor, severally but not jointly, hereby represents, warrants and acknowledges to Issuer as follows:

4.1. Organization; Authorization. Such Investor has full legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms.

4.2. Non-Contravention. The execution and delivery of this Agreement by such Investor and the consummation of the transactions contemplated hereby do not require such Investor to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a breach or violation of, or a default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which such Investor is a party or by which its property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement; provided, however, that such Investor does not make any representation or warranty in this Section 4.2 with respect to federal securities laws or state securities or “blue sky” laws.

4.3. Certain Matters relating to the Target Shares. Immediately prior to the Closing, such Investor will be the record and beneficial owner of such Target Shares set forth opposite such Investor’s name on Annex B hereto, free and clear of any Liens.

4.4. Certain Matters Relating to such Investor’s Investment in the Shares.

(a) Such Investor is acquiring the Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.

(b) Such Investor has not been given any oral or written information, representations or assurances by Issuer or any representative thereof in connection with such Investor’s acquisition of the Shares other than as contained in this Agreement and such Investor is relying on his or her own business judgment and knowledge concerning the business, financial condition and prospects of Issuer in making the decision to acquire the Shares. Such Investor acknowledges that no person has been authorized to give any information or to make any representation relating to the Shares or Issuer, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Issuer or any person acting on its behalf.

(c) Such Investor is an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act, on the basis reflected on the attached Annex C (a separate Annex C is attached for each Investor);

(d) Such Investor understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of such Investor’s investment therein. Such Investor is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of such Investor’s investment in such securities. Such Investor acknowledges that the Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that transfers of the Shares may be restricted by applicable state and non-U.S. securities laws.

(e) Such Investor and its advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which such Investor or advisors, if any, have requested to examine.

4.5. Investor’s Knowledge. Such Investor has a high degree of familiarity with the business, operations and current financial condition of Target and its subsidiaries.

ARTICLE V

MISCELLANEOUS

5.1. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION.

5.2. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Issuer, addressed to Issuer c/o Permira Advisers LLC, 320 Park Avenue, New York, New York 10022, Attention: Richard Carey, with copies to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Robert Schwenkel & Christopher Ewan; if to any Investor, at the address set forth on the signature page hereto underneath such Investor’s name, or to such other persons or addresses as may be designated in writing by the party to receive such notice.

5.3. Entire Agreement, etc. This Agreement, the Merger Agreement and other documents and instruments delivered in connection herewith (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including, without limitation, the Contribution Agreement, and (b) is for the benefit only of the parties hereto and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

5.4. Amendments and Waivers. This Agreement may not be modified or amended except by a written instrument signed by Issuer and the Investors. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

5.5. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto. Any assignment by a party hereto requires consent of the other parties hereto except that any party may assign its rights and obligations hereunder to an affiliate of such party.

5.6. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.7. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.8. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

5.9. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by any Investor, or by or on behalf of Issuer in connection with the transactions contemplated by this Agreement, shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Issuer or any Investor, the issue and sale of the Shares and the consummation of the Exchange.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

ISSUER:	B-CORP HOLDINGS, INC.

	By:	/s/ Richard Carey
Name: Richard Carey
Title: President, Chief Executive Officer & Secretary

[Signature Page to the A&R Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:

/s/ Amy M. Paul
	Name:	Amy M. Paul

	Address	2512 Vista Drive Newport Beach, CA 92663

	Attention: Telephone No.:	(949) 645-4322

[Signature Page to the Amended and Restated Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:

	Address	3021 Salmon Drive Los Alamitos, CA 90720

	Attention: Telephone No.:	(562) 343-4430

[Signature Page to the Amended and Restated Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:
/s/ James H. Leonetti
	Name: Address	James H. Leonetti 12101 Pine Street Los Alamitos, CA 90720

Attention: Telephone No.:

[Signature Page to the Amended and Restated Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:
/s/ Mark Pugh
	Name:	Mark Pugh
	Address	1270 Temple Terrace Laguna Beach, CA 92651

Attention:
	Telephone No.:	949 378-8331

[Signature Page to the Amended and Restated Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:

	Address	6341 Turnberry Circle Huntington Beach CA 92648

Attention: Telephone No.:

[Signature Page to the Amended and Restated Contribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

INVESTOR:
/s/ David F. Haas
	Name: Address	David F. Haas 10432 Sutton Dale Lane Frankfort, IL 60423

	Attention: Telephone No.:	708-420-3411

[Signature Page to the Amended and Restated Contribution Agreement]

ANNEX A

Investors

Investor	Contribution Amount
Robert B. Livingston	The sum of (x) 25% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 25% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

James H. Leonetti	The sum of (x) 15% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 15% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

David F. Haas	The sum of (x) 25% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 25% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

Mark D. Pugh	The sum of (x) 25% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 25% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

Amy M. Paul	The sum of (x) 25% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 25% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

Paul Cummins	The sum of (x) 25% of the Closing Date Payment multiplied by the aggregate number of shares of Company Common Stock held by such Investor (which shall include for this purpose the Contributed Shares) and (y) 25% of the Closing Date Option Payment (which shall include for purposes of calculating the Closing Date Option Payment, the Contributed Options).

ANNEX B

Investor	Contribution Medium
Robert B. Livingston
70,000 Target Options which were granted on November 23, 2005 and have a current exercise price of $3.33.

300,000 Target Options which were granted on August 15, 2007 and have a current exercise price of $3.33.

126,452 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

James H. Leonetti
115,000 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

David F. Haas
27,793 Target Options which were granted on November 23, 2005 and have a current exercise price of $3.33.

150,000 Target Options which were granted on August 15, 2007 and have a current exercise price of $3.33.

46,836 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

Mark D. Pugh
150,000 Target Options which were granted on August 15, 2007 and have a current exercise price of $3.33.

60,000 Target Options which were granted on May 1, 2008 and have a current exercise price of $3.33.

39,386 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

Amy M. Paul
75,000 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

Paul Cummins
85,000 Target Options which were granted on November 23, 2005 and have a current exercise price of $3.33.

30,000 Target Options which were granted on August 15, 2007 and have a current exercise price of $3.33.

18,357 Target Options which were granted on February 10, 2010 and have a current exercise price of $1.51.

ANNEX C

Investor	Amy M. Paul

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☒	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☒	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees. In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to properly owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Code.

ANNEX C

Investor	James H. Leonetti

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☒	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☒	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☒	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees. In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Code.

ANNEX C

Investor	Mark D. Pugh

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☒	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☐	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees. In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Code.

ANNEX C

Investor	Robert B. Livingston

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☒	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☒	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees, In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 el seq. of the Code.

ANNEX C

Investor	Paul Cummins

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☐	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☒	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees. In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 el seq. of the Code.

ANNEX C

Investor	David F. Haas

The following are “accredited investors” for purposes of the offering of the Shares. Please place a checkmark in the box next to any categories that apply to you1:

☒	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☒	(b)	a natural person who had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).

[1]

We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to any Management Employees. In addition, any Management Employees who become directors or executive officers of the Company may separately qualify as “accredited investors”. The Company will make its own determination whether any Management Employees are “accredited investors” on that basis.

[2]

The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.

[3]

For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income lax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Code.

ANNEX D

BAKERCORP MANAGEMENT ARRANGEMENTS BINDING TERM SHEET

The following term sheet sets forth the principal terms and conditions pursuant to which key employees of BakerCorp (the “Company”) will be employed by and be given the opportunity to invest in the successor entity to the Company (“NewCo”) in connection with the Company’s proposed acquisition (the “Transaction”) by an affiliate of Permira. This term sheet is intended to be binding upon the parties hereto, and shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

ROLLOVER EQUITY

Form	Upon the closing of the Transaction, each executive will rollover on a pre-tax basis the portion of the executive’s outstanding stock options and/or shares of common stock in the Company set forth on Annex A to the applicable contribution agreement in exchange for equivalent equity interests in NewCo. The rollover equity that takes the form of shares of NewCo stock shall be in the same type or types of securities (and in the same proportions) as the securities issued to Permira. The equity rollover will be achieved in a tax efficient manner and is expected to be in the form of stock options and/or shares of common stock of NewCo. The share rollover will preserve the pre-Transaction value and the option rollover will preserve the pre-Transaction value and ratio of exercise price to fair market value of the underlying shares. The rollover contemplated herein shall exclude any requirement to rollover any cash transaction bonus that may be payable in connection with the Transaction.

Vesting; Exercise	The rollover equity will be fully vested upon issuance at the closing of the Transaction. The portion of the rollover equity that is in the form of stock options will have a “net exercise” feature that will allow an executive to use the shares issuable upon exercise of the options (i) to cover the applicable exercise price, and (ii) following the termination of an executive’s employment by NewCo without “Cause,” by the executive for “Good Reason” or as a result of death or “Disability” (each, as defined below in the Employment Agreement section), to satisfy an executive’s withholding tax obligations. In any event, an executive shall not be permitted to net exercise to satisfy withholding taxes if doing so would cause NewCo to violate the terms of any credit facility or loan agreement to which it is subject.

Dividends	The rollover shares and the shares underlying the rollover stock option awards will entitle an executive to receive any dividends paid in respect of such shares on the same basis as all other stockholders generally.

Termination	The exercise period for any rollover stock option begins on the date of issuance and ends on the first to occur of (i) the 10th anniversary of the date of issuance of the original Company stock option, (ii) three (3) months following an executive’s termination of employment for Cause or without Good Reason, (iii) one (1) year following an executive’s termination of employment due to death, Disability or retirement at or after age 58 (subject to providing one year of advance written notice of such retirement), and (iv) six (6) months following an executive’s termination of employment for any other reason.

Securityholder Rights	The rollover equity will be subject to securityholder rights described in further detail below in the Securityholder Rights section.

SECURITYHOLDER RIGHTS

Company Call Rights

NewCo will have a call right upon any termination of employment (or upon exercise following termination of employment) with respect to any shares of NewCo’s common stock held by an executive which must be exercised, if at all, within 210 days following such termination of employment (or following acquisition of shares, with respect to any post-termination exercise). The call price shall be payable in a single cash lump sum no later than the later of (i) the 210th day following termination of employment (or following acquisition of shares, with respect to any post-termination exercise), and (ii) the 10th day following the determination of FMV as described below; provided, that, if at such time NewCo is prohibited under any credit facility or loan agreement from paying for such shares, NewCo may pay the call price at such time as the payment would be permitted. The call price will equal FMV (as defined below) as of the date of repurchase, provided that in the case of a termination for Cause (or a subsequent material breach of any applicable restrictive covenants, as further described below in the Employment Agreement section) or a voluntary resignation by an executive without Good Reason within two (2) years following the closing of the Transaction, the call price will be the lesser of FMV and the original purchase price (if any) paid by the executive for the shares (for the purpose of computing the lower of FMV and original purchase price, the original purchase price for any rollover shares and any shares underlying rollover options shall be the per share purchase price of such shares upon the closing of the Transaction). Upon NewCo’s exercise of a call right, the executive shall enter into an agreement prohibiting the executive from directly or indirectly engaging in any business activity that is competitive with NewCo for the two (2) year period following the closing of such call.

Fair Market Value (“FMV”) will be determined by the Board in good faith. In the case of a dispute regarding FMV between NewCo and an executive that cannot be resolved, FMV will be determined by an independent appraiser selected by the Board in good faith, without discounts for lack of marketability or minority interest. The executive will be granted access to the books and records of NewCo for purposes of evaluating the FMV determination in the case of such a dispute. The cost of the independent appraiser will be borne solely by NewCo.

Executive Put Rights	Upon a termination of an executive by NewCo without Cause, by the executive for Good Reason or as a result of the executive’s death or Disability (or upon exercise following any such termination of employment), the executive will have a FMV put right with respect to any shares of NewCo’s common stock held by the executive pursuant to the rollover equity, which must be exercised, if at all, within 210 days following such termination of employment (or following acquisition of shares, with respect to any post-termination exercise). The put price shall be payable in a single cash lump sum no later than the later of (i) the 210th day following termination of employment (or following acquisition of shares, with respect to any post-termination exercise), and (ii) the 10th day following the determination of FMV as described above; provided, that, if at such time NewCo is prohibited under any credit facility or loan agreement from paying for such shares, NewCo may pay the put price at such time as the payment would be permitted. Upon NewCo’s repurchase of the shares subject to the put right, the executive shall enter into an agreement prohibiting the executive from directly or indirectly engaging in any business activity that is competitive with NewCo for the two (2) year period following the closing of such put.

Tag-Along Rights	If Permira intends to sell to a third party more than 10% of its aggregate holdings in NewCo, other than in respect of a sale to employees or directors of NewCo or its directly or indirectly majority-owned subsidiaries, each executive will be entitled to participate on a pro-rata basis with Permira in such transaction under terms and conditions no less favorable than those which apply to Permira, so long as the executive takes all customary necessary or desirable actions as reasonably requested by Permira in connection therewith (including executing and delivering definitive agreements with respect thereto).

Drag-Along Rights

Each executive will be subject to drag-along rights in favor of (and will take such customary actions reasonably requested by) Permira and/or NewCo if the Board approves a sale of NewCo (whether by merger, consolidation, sale of assets, sale of equity, public offering or otherwise) (an “Approved Sale”). In the event of an Approved Sale, each executive will consent to and raise no objections against such Approved Sale, waive all dissenters’ rights, appraisal rights or similar rights, and, in the event of a sale of all of NewCo’s equity held by persons other than the executive, will agree to sell all of the executive’s interests on terms and conditions no less favorable than those which apply to any other seller and take all customary necessary or desirable actions (including executing all agreements and documents) in connection with the consummation of the Approved Sale as reasonably requested by NewCo or Permira.

Registration Rights	The rollover equity will be subject to market piggyback registration rights provisions, provided that the sale or transfer of shares subject to the rollover equity in reliance on any securities registration pursuant to the foregoing rights may only be made on a pro rata basis with Permira. In connection with an initial public offering, NewCo will file a Form S-8, if available, to cover securities underlying any stock options held by the executives following such initial public offering.

Transfer Restrictions	No portion of the rollover equity (or the underlying securities) will be transferable without the prior written approval of NewCo, which may be granted or withheld in its sole discretion (other than among an executive’s family group or related family trust, or to NewCo, Permira or their designees in connection with a termination of employment, or in connection with the Drag-Along or Tag-Along Rights described above).

Impact of IPO	Upon and following an initial public offering, the Company Call Rights, Executive Put Rights, Tag-Along Rights, Drag-Along Rights and Transfer Restrictions (except any transfer restrictions imposed by any underwriter lock-up arrangement or the limitations described in the Registration Rights section set forth above) will cease to apply.

Joinder	Each executive will execute and deliver either a counterpart or a joinder to any applicable securityholders agreement and/or any other agreement governing the terms of the equity interests in NewCo; provided that no such agreement may provide an executive with less favorable rights in any manner than those described in this term sheet, or impose significant restrictions in addition to those described in this term sheet on an executive’s right to acquire, hold or dispose of the equity interests described herein.

Cooperation; Further Assurances	Permira and each of the executives will cooperate with each other prior to the closing of the Transaction and do, or procure the doing of, all acts and things, and execute, or procure the execution of, all documents, as may reasonably be required to give full effect to this term sheet.

EMPLOYMENT AGREEMENTS

Covered Executives	Permira agrees that NewCo will enter into an employment agreement with each of the following executives: Mr. Livingston, Mr. Leonetti, Mr. Pugh, Mr. Haas, Mr. Cummins and Ms. Paul.

Term	Initial term of 5-years effective upon the closing date of the Transaction, with a one-year evergreen renewal provision, unless either party provides no less than thirty (30) days notice of non-renewal.

Position	Each executive will retain the same position with NewCo as in effect with the Company prior to the closing of the Transaction.

Duties; Responsibilities	The duties of each executive will be the customary duties associated with each executive’s position and will remain consistent with current duties.

Base Salary	To be adjusted to a competitive market level for each executive on the closing of the Transaction as follows: $500,000 for Mr. Livingston, $360,000 for Mr. Leonetti, $320,000 for Mr. Pugh, $320,000 for Mr. Haas, $290,000 for Mr. Cummins and $300,000 for Ms. Paul. Base salary will be subject to annual review and increase (but not decrease) by the Board (or an authorized committee thereof).

Target Bonus	To be adjusted to a competitive market level for each executive on the closing of the Transaction as follows: 125% for Mr. Livingston, 75% for Mr. Leonetti, 100% for Mr. Pugh, 100% for Mr. Haas, 100% for Mr. Cummins and 75% for Ms. Paul. The target bonus percentages will be subject to annual review and increase (but not decrease) by the Board (or an authorized committee thereof). The applicable performance criteria will be established by the Board (or an authorized committee thereof) in the best interests of the Company.

Employee Benefits	Each executive will be entitled to participate in all employee and fringe benefit plans generally available to employees of NewCo, and will be entitled to no less than 4 weeks of paid vacation time per year.

Termination; Severance	General. Each executive’s employment will terminate upon expiration of the then current term of the agreement, and may be earlier terminated (i) automatically upon the executive’s death, (ii) by NewCo with or without Cause or for Disability, (iii) by an executive with or without Good Reason; provided that the executive must provide no less than thirty (30) days’ notice of a termination without Good Reason, or (iv) by an executive upon retirement at or after age 58 (subject to providing one year of advance written notice of such retirement).

Death/Disability/Retirement Termination. Each executive will be entitled to accrued compensation and a pro rata portion of the executive’s target bonus for the year of termination.

Cause/Without Good Reason. Each executive will be entitled to accrued compensation.

Without Cause (Includes NewCo Non-Renewal)/With Good Reason. Each executive will be entitled to accrued compensation, and subject to the execution of a general release of employment claims, to (i) a pro rata portion of the executive’s target bonus for the year of termination, (ii) the “Severance Amount” (as described below), and (iii) continuation of health benefits at active employee rates for the severance payment period. The “Severance Amount” will be set at a competitive market level as follows: 24 months of base salary plus target bonus for Mr. Livingston, 18 months of base salary plus target bonus for Mr. Leonetti, 18 months of base salary plus target bonus for Mr. Pugh, 18 months of base salary plus target bonus for Mr. Haas, 18 months of base salary plus target bonus for Mr. Cummins and 18 months of base salary plus target bonus for Ms. Paul. The Severance Amount will be payable over the number of months of severance being paid as specified above following termination; provided that it will be paid in a lump sum upon termination if such termination occurs within 12 months following a Change in Control (other than the Transaction).

Post-Retirement Health Insurance	The executives shall be eligible for retiree medical coverage subject to substantially the same conditions and limitations under which the Company currently provides such coverage; provided, that, solely with respect to the executive group described herein, (i) the requirement that such executive be hired by the Company prior to January 1, 1986 shall not apply, and (ii) the requirement that retirement occur at or after age 60 with ten or more years of services shall be revised to require retirement at or after age 58 with ten or more years of service.

Certain Definitions	“Cause” and “Disability” will have the meaning currently used in the Company’s incentive compensation arrangements. The definition of Cause will include a material breach of any applicable restrictive covenants.

“Change in Control” will have a customary meaning and generally will occur if any person or group of persons engages in a transaction or series of transactions which results in (i) Permira and its affiliates owning less than 50% of NewCo’s outstanding capital interests, or (ii) a sale of all or substantially all of NewCo’s assets.

“Good Reason” will mean the occurrence of any of the following events, without the express written consent of the executive, unless such events are fully corrected in all material respects by NewCo within thirty (30) days following written notification by the executive to NewCo of the occurrence of one of the reasons set forth below: (i) material diminution in the executive’s base salary or target bonus opportunity; (ii) material diminution in the executive’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) relocation of the executive’s primary work location by more than fifty (50) miles from its then current location. The executive must provide NewCo with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after first becoming aware of the occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of NewCo’s thirty (30)-day cure period described above.

Restrictive Covenants	Non-Competition. During employment (and, for executives resident outside of California, for two (2) years following termination of employment for any reason), each executive will be prohibited from directly or indirectly engaging (i) in any business activity that is competitive with NewCo, or (ii) in conduct that interferes or conflicts with the executive’s duties to NewCo or creates a potential business or fiduciary conflict.

Non-Solicitation of Employees or Customers. Each executive will be subject to a non-solicitation covenant for a period of two (2) years following termination of employment for any reason. This covenant will prohibit the executive’s solicitation of current or former employees or customers of NewCo.

Confidentiality and Proprietary Rights. Each executive will be subject to a standard non-disclosure covenant (perpetual in duration) with respect to confidential and proprietary information of NewCo. In addition, each executive will be subject to covenants protecting NewCo’s developments, work-product and other intellectual property.

Miscellaneous	The final documentation will contain other customary provisions included in employment agreements, as well as the following benefits: (i) reimbursement of legal fees incurred by the executives in the negotiation and execution of the employment and equity documents during the period from the date of the merger agreement for the Transaction through the date of the closing of the Transaction, up to a maximum of $100,000 in the aggregate (such maximum assuming that counsel for NewCo and/or Permira will take the lead in the drafting of all of the definitive documentation required to give full effect to this term sheet); (ii) indemnification to the maximum extent allowed under law; and (iii) D&O insurance at a level no less than that provided to any other officer or director of NewCo for the period of employment plus the applicable statute of limitations period.